The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 02/28/03 Determination Date: 03/12/03 Distribution Date: 03/17/03

A

			Original	Beginning
		Certificate	Certificate	Certificate
Class	Cusip	Rate	Balance	Balance	Interest

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00
Factors per Thousand					0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00
Factors per Thousand					0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00
Factors per Thousand					0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00
Factors per Thousand					0.00000000
A-5	60935FAT7	7.17000%	17,989,000.00	5,984,188.65	35,755.53
Factors per Thousand					1.98763300
B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72
Factors per Thousand					3.90257185
M-1	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62
Factors per Thousand					3.37758311
M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21
Factors per Thousand					3.48211632
Pool I			200,000,000.00	36,647,255.26	230,596.08
Totals					1.15298040
GP	n/a	0.00000%	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	36,647,255.26	230,596.08

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Current		Ending
		Realized	Total	Certificate
Class	Principal	Loss	Distribution	Balance

A-1	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000		0.00000000	0.00000000
A-2	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000		0.00000000	0.00000000
A-3	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000		0.00000000	0.00000000
A-4	0.00	0.00	0.00	0.00
Factors per Thousand	0.00000000		0.00000000	0.00000000
A-5	1,782,371.97	0.00	1,818,127.50	4,201,816.68
Factors per Thousand	99.08121463		101.06884763	233.57700150
B	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand	0.00000000		3.90257185	557.51030222
M-1	0.00	0.00	75,995.62	12,543,981.79
Factors per Thousand	0.00000000		3.37758311	557.51030178
M-2	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand	0.00000000		3.48211632	557.51030211
Pool I	1,782,371.97	0.00	2,012,968.05	34,864,883.29
Totals	8.91185985		10.06484025	174.32441645
GP	0.00	0.00	0.00	0.00
Factors per Thousand
Totals	1,782,371.97	0.00	2,012,968.05	34,864,883.29

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 02/28/03 Determination Date: 03/12/03 Distribution Date: 03/17/03

A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	35,755.53	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount
A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 02/28/03 Determination Date: 03/12/03 Distribution Date: 03/17/03

A

Schedule of Remittance

Aggregate Amount Received	2,127,447.42
Monthly Advance (incl. Comp Int.)	20,562.19
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(8,494.00)
(Contingency Fee)	(8,493.99)
(Late Charges)	(12,330.08)
(Escrow)	(9,485.26)

(18,241.14)
Available Remittance Amount	2,109,206.28

EXHIBIT O	Outstanding Balance	40,885,994.55
	# Accounts	2,018

Fees

Contingency Fee	8,493.99
Expense Account	1,221.58
FHA Premium Amount	1,429.28
Servicer Fee	8,494.00

Prior Three Months Weighted Average Mortgage Interest Rates

11/02	12/02	1/03

13.759%	13.758%	13.740%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	330	6,217,985.59	15.21%
Delinquent 30-59 Days	61	1,001,394.22	2.45%
Delinquent 60-89 Days	31	495,364.43	1.21%
Delinquent 90 and over	27	502,581.38	1.23%
Loans in Foreclosure	10	251,748.80	0.62%
REO Property	3	172,752.04	0.42%

Totals	462	8,641,826.46	21.14%

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 02/28/03 Determination Date: 03/12/03 Distribution Date: 03/17/03

A

Collateral Information

Accelerated Principal Distribution		144,427.55
Adjusted Mortgage Interest Rate		12.200
Aggregate Beginning Principal Balance of Loans		42,668,366.52
Aggregate Ending Principal Balance of Loans		40,885,994.55
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.		1,429.28
Available Maximum Suboridination Amount		7,604,173.00
Compensating Interest		128.87
Curtailments		62,988.58
Excess and Monthly Payments		150,832.96
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		14,862.06
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		467,200.11
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		16,987.99
Payment of Certificate Remittance Amount (Owner Trustee)		93,587.37
Principal Prepayments (Number / Amount)	77	1,395,369.33
Realized Losses (Current / Cumulative)	173,181.10	29,647,570.71
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.740%
WAM		174.243
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.610%

Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		3.48%
(ii) Senior Enhancement Percentage		89.72%
2. Both(a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.89%
(y) The Cumulative Realized Losses exceeds $28,200,000		29,647,570.71
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.89%
(y) The Cumulative Realized Losses exceed $9,400,000		29,647,570.71
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank	Shelley Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372